Exhibit 99 (a)
News Release

Contact:	Media: Investors:	Jessie Wuerst (509) 495-8578 jessie.wuerst@avistacorp.com Angela Teed (509) 495-2930 angela.teed@avistacorp.com

FOR IMMEDIATE RELEASE Jan. 28, 2004 7:05 a.m. EST

Avista Corp. Reports Q4 2003 and Year-End Earnings

Spokane, Wash.: Avista Corp. (NYSE: AVA) today reported fourth-quarter 2003 consolidated net income available for common stock of $15.1 million or $0.31 per diluted share. For the fiscal year ended Dec. 31, 2003, consolidated net income available for common stock was $43.4 million or $0.89 per diluted share.

     Results for fourth quarter and year-end 2003:

($ thousands except per-share data)	Q4 2003			Q4 2002		FY 2003			FY 2002

Consolidated Revenues		$309,008			$287,396		$1,123,385			$1,062,916
Income from Operations		$44,485			$42,178		$171,703			$157,142
Net Income Available for Common Stock		$15,083			$10,899		$43,379			$28,905
Business Segments: (Earnings per diluted share)
Avista Utilities		$0.33			$0.23		$0.72			$0.71
Energy Marketing & Resource Management	$	<0.01>	*		$0.06		$0.43			$0.47
Avista Advantage		–		$	<0.01>	$	<0.03>		$	<0.09>
Other	$	<0.01>		$	<0.04>	$	<0.10>		$	<0.26>
SUBTOTAL (continuing operations)		$0.31			$0.24		$1.02			$0.83
Avista Labs & Avista Communications** (discontinued operations)		–		$	<0.01>	$	<0.10>		$	<0.14>
SUBTOTAL (before cumulative effect of accounting change)		$0.31			$0.23		$0.92			$0.69
Cumulative effect of accounting change		–			–	$	<0.03>	***	$	<0.09>
TOTAL – (Earnings per diluted share)		$0.31			$0.23		$0.89			$0.60

*	This segment’s earnings were impacted by $<0.06> due to an asset impairment at Avista Power. Avista Energy earned $0.05 for the period.

**	Avista Communications is only included in 2002 amounts

***	Represents a charge of $1.2 million (net of tax) for Avista Energy’s adoption of SFAS No. 133

     “Our overall performance was solid for 2003, as we continue to execute on our financial recovery plan,” said Avista Chairman, President and Chief Executive Officer Gary G. Ely. “We set goals, and we met them, including hitting our financial targets, reducing interest expense by almost $12 million in 2003 over 2002, continuing positive operating cash flows and keeping operations within budget without sacrificing reliability or safety. As a result, we were able to raise the common stock dividend by 4.2 percent in August. In addition, we obtained an external infusion of cash for Avista Labs while retaining upside potential in the fuel cell business.

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Page 2 Avista Corp. Reports Q4 2003 and Year-End Earnings

     “At midyear we revised our earnings guidance upward and then met that guidance despite temperatures that were slightly warmer than expected and the write-down of an asset, both in the fourth quarter,” Ely added. “Avista is moving in the direction we set, meeting and exceeding targets, and resolving the regulatory and financial challenges we faced for the past few years.”

Q4 2003 and year-end highlights

Avista Utilities: Effective Oct. 1, Avista received regulatory approval of a 10 percent, or $6.3 million, general rate increase in Oregon. In Idaho, Avista recently received approval of a new 10-year electric power purchase and sale agreement with its largest retail customer, Potlatch Corporation, including full recovery of the costs associated with the agreement.

     In addition, purchased gas cost adjustment price increases were approved in all four states in the fall of 2003 to more closely align the costs of natural gas used to serve customers with the rates paid by customers.

     Several issues are currently awaiting state regulatory action, including a review of purchased gas costs in Washington that were approved in Q3 2003, subject to refund pending further review, and a decision regarding continuation of the Washington natural gas benchmark mechanism. During the second half of 2003, we recognized the impact of the proposed $2.5 million settlement of the Washington Energy Recovery Mechanism (ERM) case. The settlement is awaiting approval by the Washington Utilities and Transportation Commission. The Idaho Public Utilities Commission, in approving the continuation of Avista’s 19.4 percent power cost adjustment surcharge, stated that it will review, in the upcoming general rate case, the prudence of $11.9 million of prior natural gas purchases for thermal generation. Avista plans to file the electric and natural gas general rate case in early February.

     The company continued to see steady customer growth in 2003, with nearly a 2 percent gain in electric customers and nearly a 3 percent gain in natural gas customers over 2002, meeting our growth projections for the year.

     Stream flows during 2003 were approximately 85 percent of normal, and hydro production was approximately 500 average megawatts, or 90 percent of normal. The fourth quarter 2003 saw temperatures in Avista’s four-state service territory that were slightly warmer than normal for the period, resulting in lighter than expected natural gas loads. The combination of below normal hydro and above normal temperature deviations negatively impacted the company’s gross margins and cash flows for 2003. Despite a series of early winter snow storms, precipitation throughout our system has been below normal since early January 2004. Forecasts for 2004, based on assumptions of normal precipitation and temperatures for the balance of the year, call for run-off of 102 percent in the Spokane River, 91 percent in the Clark Fork River, and 95 percent in the Columbia River at The Dalles, Ore. Initial indications for 2004 hydro generation are for it to be approximately 97 percent of normal.

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Page 3 Avista Corp. Reports Q4 2003, Year-End Earnings

     The continued tight balance between supply and demand for natural gas is a major contributor to ongoing price volatility in natural gas, and this is expected to continue through the heating season.

     To reinforce the electric transmission grid in Eastern Washington and North Idaho, Avista Utilities, in collaboration with the Bonneville Power Administration, is building and upgrading transmission infrastructure that will improve the delivery of electricity to meet existing and future power needs in Avista’s service territory. The projects will relieve current transmission congestion in the area and improve system reliability. It will also provide additional transmission capacity to meet future growth needs in the region. Avista’s transmission investment has started and will be complete in 2006. The projects represent over $100 million in infrastructure investment, which are included in Avista’s forecasted capital expenditures.

Energy Marketing and Resource Management: Avista Energy had net earnings of $0.05 per diluted share and Avista Power had a net loss of $0.06 per diluted share for the fourth quarter 2003.

     Avista Energy continues to be a solid performer in this business segment, with positive earnings for the fourth quarter 2003 and for year end. The company maintains its focus on asset-backed optimization of combustion turbines and hydroelectric assets owned by other entities, long-term electric supply contracts, natural gas storage, and electric and natural gas transmission and transportation arrangements. Avista Energy is also involved in the trading of electricity and natural gas, including derivative commodity instruments.

     The Energy Marketing and Resource Management business segment shows a loss in the fourth quarter 2003, after Avista recorded an after-tax impairment charge of $3.2 million related to an LM 6000 generator owned by Avista Power. Four of these units were purchased during the energy crisis of 2000 and 2001 to be used in a non-regulated generation project. Three of the units were sold in 2001. The company planned to install the remaining unit, but recent power supply conditions indicate it will not be needed in the near term. The value of the remaining LM6000 has been written down to approximate market value, and we are working to sell the unit so that we can reinvest those dollars.

Avista Advantage: This business segment continues to be cash flow positive and is on track to be earnings positive by mid-2004. Avista Advantage grew revenues by 17 percent in 2003 over 2002, and its costs of processing a bill declined by 33 percent in that same time frame.

Recent Coyote Springs 2 Development: On Jan. 15, 2004, operating indicators at the Coyote Springs 2 project noted a potential internal arcing problem in the plant step-up transformer (the main transformer connecting the plant to the grid). Numerous tests were conducted and found that internal arcing had in fact occurred, however the internal inspection found no visible cause. The manufacturer has determined that the only way to find the cause is to return the transformer to its repair facility. The manufacturer’s initial estimates are that the transformer could be repaired and returned to the Coyote Springs site by June 30, 2004. All costs related to

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Page 4 Avista Corp. Reports Q4 2003, Year-End Earnings

repair of the equipment are covered by the manufacturer’s warranty. Due to economic dispatch, the plant was off line and was not scheduled to operate as part of Avista’s resource mix until the third quarter of 2004 and thus should have little impact on supply or cost, based on forward price curves.

Outlook and Earnings Guidance:

Avista reaffirms its 2004 consolidated corporate earnings outlook of between $1.00 to $1.20 per diluted share, with the outlook for Avista Utilities in the range of $0.75 to $0.90 per diluted share and for the Energy Marketing and Resource Management segment in a range of $0.25 to $0.35 per diluted share. It is anticipated that Avista Advantage will have break-even to slightly positive earnings for 2004, and in the Other segment, the company anticipates a lower earnings drag than in 2003. Plans call for the continuation of current business strategies, focusing on improving cash flows and earnings, controlling costs and reducing debt while working to restore investment-grade credit ratings. The company expects the utility business to continue its modest, yet steady, customer growth of 2 to 3 percent in both the electric and natural gas businesses.

     On average, Avista is not earning the allowed rates of return authorized in the states we serve. The company will continue to work with regulators to attain the revenues needed to more closely align earned returns with those authorized, while continuing reliable, cost-effective and safe service to our customers.

     Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is a company operating division that provides electric and natural gas service to customers in four western states. Avista’s non-regulated subsidiaries include Avista Advantage and Avista Energy. Avista Corp.’s stock is traded under the ticker symbol “AVA” and its Internet address is www.avistacorp.com.

     Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

NOTE: Avista Corp. will host an investor conference call and webcast on Jan. 28, 2004, at 10:30 a.m. EST. To participate, call (800) 901-5231 approximately five minutes in advance to ensure you are connected. The passcode is 54367258.

     A replay of the conference call will be available from 12 p.m. EST on Jan. 28 through 11:59 p.m. EST Feb. 5. Call (888) 286-8010, passcode 24045501 to listen to the replay. A webcast of this investor conference call will occur simultaneously. To register for the webcast, please go to www.avistacorp.com. A webcast replay will be archived at www.avistacorp.com.

The attached income statement, financial and operating highlights, and balance sheet are an integral part of this earnings release.

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Page 5 Avista Corp. Reports Q4 2003, Year-End Earnings

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the company’s current expectations for future financial performances, the company’s current plans or objectives for future operations, future stream flow projections, and other factors which may affect the company in the future. Such statements speak only as of the date of the document and are subject to a variety of risks and uncertainties, many of which are beyond the company’s control and which could cause actual results to differ materially from the expectations.

The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: changes in the utility regulatory environment; the impact of regulatory and legislative decisions; the potential effects of any energy-related legislation; the impact from the potential from the implementation of the FERC’s proposed wholesale power market rules; volatility and illiquidity in wholesale energy markets; wholesale and retail competition; future streamflow conditions that affect the availability of hydroelectric resources; outages at any company-owned generating facilities; unanticipated delays or changes in construction costs; changes in weather conditions; changes in industrial, commercial and residential growth and demographic patterns; the loss of significant customers and/or suppliers; failure to formation of a Regional Transmission Organization and/or an Independent Transmission Company; the impact deliver on the part of any parties from which the company purchases and/or sells capacity or energy; changes in the creditworthiness of customers and energy trading counterparties; the company’s ability to obtain financing; changes in future economic conditions in the company’s service territory and the United States in general; the potential for future terrorist attacks; changes in tax rates and/or policies; changes in, and compliance with, environmental and endangered species laws, regulations, decisions and policies; the outcome of legal and regulatory proceedings concerning the company or affecting its operations; employee issues, including changes in collective bargaining unit agreements, strikes, work stoppages or the loss of key executives; changes in actuarial assumptions and the return on assets with respect to the company’s pension plan; increasing health care costs and the resulting effect on health insurance premiums; and increasing costs of insurance, changes in coverage terms and the ability to obtain insurance.

For a further discussion of these factors and other important factors, please refer to the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2002, and the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003. The company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the company’s business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

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AVISTA CORPORATION
CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands except Per Share Amounts)

			Year Ended
	Fourth Quarter		December 31,

	2003	2002	2003	2002

OPERATING REVENUES	$309,008	$287,396	$1,123,385	$1,062,916

OPERATING EXPENSES:
Resource costs	165,676	150,996	576,492	536,714
Operations and maintenance	39,554	32,204	138,058	125,930
Administrative and general	24,167	27,663	97,494	105,647
Depreciation and amortization	19,851	18,937	77,811	71,867
Taxes other than income taxes	15,275	15,418	61,827	65,616

Total operating expenses	264,523	245,218	951,682	905,774

INCOME FROM OPERATIONS	44,485	42,178	171,703	157,142

OTHER INCOME (EXPENSE):
Interest expense	(23,379)	(24,497)	(92,985)	(104,866)
Capitalized interest	415	—	1,092	7,486

Net interest expense	(22,964)	(24,497)	(91,893)	(97,380)
Other income — net	1,785	2,820	6,173	17,261

Total other income (expense) — net	(21,179)	(21,677)	(85,720)	(80,119)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	23,306	20,501	85,983	77,023
INCOME TAXES	8,204	8,459	35,340	34,849

INCOME FROM CONTINUING OPERATIONS	15,102	12,042	50,643	42,174
LOSS FROM DISCONTINUED OPERATIONS (Note 1)	(19)	(565)	(4,949)	(6,719)

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	15,083	11,477	45,694	35,455
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of tax) (Note 2)	—	—	(1,190)	(4,148)

NET INCOME	15,083	11,477	44,504	31,307
DEDUCT — Preferred stock dividend requirements (Note 3)	—	578	1,125	2,402

INCOME AVAILABLE FOR COMMON STOCK	$15,083	$10,899	$43,379	$28,905

Weighted-average common shares outstanding (thousands), Basic	48,319	47,978	48,232	47,823
Weighted-average common shares outstanding (thousands), Diluted	48,830	47,982	48,630	47,874
EARNINGS PER COMMON SHARE, BASIC:
Earnings per common share from continuing operations	$0.31	$0.24	$1.03	$0.83
Loss per common share from discontinued operations (Note 1)	—	(0.01)	(0.10)	(0.14)

Earnings per common share before cumulative effect of accounting change	0.31	0.23	0.93	0.69
Loss per common share from cumulative effect of accounting change (Note 2)	—	—	(0.03)	(0.09)

Total earnings per common share, basic	$0.31	$0.23	$0.90	$0.60

EARNINGS PER COMMON SHARE, DILUTED:
Earnings per common share from continuing operations	$0.31	$0.24	$1.02	$0.83
Loss per common share from discontinued operations (Note 1)	—	(0.01)	(0.10)	(0.14)

Earnings per common share before cumulative effect of accounting change	0.31	0.23	0.92	0.69
Loss per common share from cumulative effect of accounting change (Note 2)	—	—	(0.03)	(0.09)

Total earnings per common share, diluted	$0.31	$0.23	$0.89	$0.60

Dividends paid per common share	$0.125	$0.12	$0.49	$0.48

Note 1.	In July 2003, Avista Corp. announced an investment of $6.0 million by a group of private equity investors in a new entity, AVLB, Inc., which acquired the assets previously held by Avista Corp.’s fuel cell manufacturing and development subsidiary, Avista Labs. In September 2003, AVLB Inc. (doing business under the name Avista Labs) received an additional investment by private equity investors of $6.2 million. This investment relieved Avista Corp. of its commitment to provide additional funding of up to $1.5 million to AVLB, Inc. Avista Corp. has an ownership interest of approximately 17.5 percent in AVLB, Inc.

Note 2.	Amount for the year ended December 31, 2003 represents Avista Energy’s transition from Emerging Issues Task Force Issue No. 98-10, “Accounting for Contracts Involved in Energy Trading and Risk Management Activities” to Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Amount for the year ended December 31, 2002 represents the transitional adjustment related to the Company’s adoption of an accounting standard for goodwill.

Note 3.	Effective July 1, 2003 preferred stock dividends are classified as interest expense with the Company’s adoption of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” The restatement of prior periods is not permitted.

     Issued January 28, 2004

AVISTA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	December 31,

	2003	2002

Assets
Cash and cash equivalents	$144,598	$186,269
Securities held for trading	18,903	—
Accounts and notes receivable	320,733	320,836
Current energy commodity assets	253,676	365,477
Other current assets	101,900	101,083
Total net utility property	1,746,325	1,563,704
Investment in exchange power-net	38,383	40,833
Non-utility properties and investments-net	89,133	199,579
Non-current energy commodity assets	242,359	348,309
Investment in affiliated trusts (Note 1)	13,403	—
Other property and investments-net	17,958	12,702
Regulatory assets for deferred income taxes	131,763	139,138
Other regulatory assets	44,021	29,735
Utility energy commodity derivative assets	39,500	60,322
Power and natural gas deferrals	172,317	166,782
Other deferred charges	79,256	79,364

Total Assets	$3,454,228	$3,614,133

Liabilities and Stockholders’ Equity
Accounts payable	$300,170	$339,637
Current energy commodity liabilities	229,642	304,781
Current portion of long-term debt	29,711	71,896
Short-term borrowings	80,525	30,000
Other current liabilities	200,190	194,516
Non-current energy commodity liabilities	192,731	314,204
Utility energy commodity derivative liabilities	36,057	50,058
Deferred income taxes	483,177	454,147
Other non-current liabilities and other deferred credits	79,204	106,218
Long-term debt	925,012	902,635
Long-term debt to affiliated trusts (Note 1)	113,403	—
Preferred trust securities (Note 1)	—	100,000
Preferred stock (subject to mandatory redemption) (Note 2)	29,750	33,250
Common stock — net (48,344,009 and 48,044,208 outstanding shares)	613,414	607,018
Retained earnings and accumulated other comprehensive loss	141,242	105,773

Total Liabilities and Stockholders’ Equity	$3,454,228	$3,614,133

Note 1.	Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities” results in the Company no longer included Avista Capital I and Avista Capital II in its consolidated financial statements for the period ended December 31, 2003. This removal results in a decrease in preferred trust securities of $100.0 million, an increase in long-term debt to affiliated trusts of $113.4 million and an increase in investment in affiliated trusts of $13.4 million (representing $3.4 million of common trust securities and $10.0 million of preferred trust securities purchased by Avista Corp. in 2000).

Note 2.	Effective July 1, 2003 the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” The adoption of this statement requires the Company to classify preferred stock subject to mandatory redemption as liabilities. The restatement of prior periods is not permitted. As of December 31, 2003, $1.75 million of preferred stock subject to mandatory redemption in 2004 is included in other current liabilities.

     Issued January 28, 2004

AVISTA CORPORATION
FINANCIAL AND OPERATING HIGHLIGHTS
(Dollars in Thousands)

	Fourth Quarter		December 31,

	2003	2002	2003	2002

Avista Utilities
Retail electric revenues	$133,757	$123,400	$489,168	$463,667
Retail kWh sales (in millions)	2,228	2,002	8,027	7,584
Retail electric customers at end of period	325,554	320,210	325,554	320,210
Wholesale electric revenues	$13,324	$12,612	$73,463	$64,082
Wholesale kWh sales (in millions)	336	347	2,075	2,216
Other electric revenues	$19,715	$18,954	$88,291	$56,392
Total natural gas revenues	$104,065	$90,840	$277,289	$309,823
Total therm sales (in thousands)	166,776	159,169	490,474	516,491
Retail natural gas customers at end of period	298,296	290,188	298,296	290,188
Income from operations (pre-tax)	$46,376	$40,589	$146,777	$149,180
Net income	$16,298	$11,595	$36,241	$36,382
Energy Marketing and Resource Management
Gross margin (operating revenues less resource costs)	$8,918	$10,093	$60,189	$54,207
Income (loss) from operations (pre-tax)	$(1,242)	$3,911	$30,078	$29,211
Net income (loss)	$(429)	$3,007	$20,672 (1)	$22,425
Electric sales (millions of kWhs)	9,925	9,800	41,579	40,426
Natural gas sales (thousands of dekatherms)	62,987	56,276	228,397	225,983
Avista Advantage
Revenues	$5,103	$4,729	$19,839	$16,911
Loss from operations (pre-tax)	$(27)	$(899)	$(1,331)	$(6,363)
Net loss	$(105)	$(703)	$(1,334)	$(4,253)
Other
Revenues	$2,907	$4,280	$13,581	$14,645
Loss from operations (pre-tax)	$(622)	$(1,423)	$(3,821)	$(14,886)
Net loss	$(662)	$(1,857)	$(4,936)	$(12,380	)(2)

(1)	Excludes $1.2 million cumulative effect of accounting change for the year ended December 31, 2003 related to Avista Energy’s transition from Emerging Issues Task Force Issue No. 98-10, “Accounting for Contracts Involved in Energy Trading and Risk Management Activities” to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

(2)	Excludes $4.1 million cumulative effect of accounting change for the year ended December 31, 2002 related to the transitional adjustment for the adoption of an accounting standard for goodwill.

Issued January 28, 2004